UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TROVAGENE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TROVAGENE, INC.

11055 Flintkote Avenue

San Diego, CA 92121

(858) 217-5420

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
April 27, 2012

To Our Stockholders:

A Special Meeting of Stockholders of Trovagene, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), will be held on April 27, 2012 at 9:00 a.m., local time, at 11055 Flintkote Avenue, San Diego, CA 92121, for the following purposes:

1.         To consider and act upon a proposal to approve an amendment to the Company’s 2004 Stock Option Plan (the “2004 Stock Plan”) to increase the number of shares issuable thereunder to 22,000,000 shares from 12,000,000 shares;

2.         To consider and act upon a proposal of an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-six at any time prior to April 27, 2013, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion; and

3.  To consider and act upon a proposal to approve an amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the authorized shares of common stock, par value $0.0001 per share, of the Company from 100,000,000 to 150,000,000.

Only holders of record of the Company’s Common Stock as reflected on the stock transfer books of the Company at the close of business on March 19, 2012, will be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AT THE MEETING AND VOTE YOUR SHARES IN PERSON.

This proxy statement and form of proxy are being sent to our stockholders on or about March 27, 2012.

By Order of the Board of Directors,

/s/ THOMAS H. ADAMS, PH.D.
Chairman of the Board of Directors
March 20, 2012

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

TROVAGENE, INC.

11055 Flintkote Avenue

San Diego, CA 92121

(858) 217-5420

PROXY STATEMENT

The Board of Directors of Trovagene, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”) is soliciting proxies in the form enclosed with this proxy statement for use at the Company’s Special Meeting of Stockholders to be held on April 27, 2012 at 9:00 a.m. local time, at 11055 Flintkote Avenue, San Diego, CA 92121, and any adjournments thereof (the “Meeting”).

GENERAL INFORMATION ABOUT VOTING

How Proxies Work

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement.

Who May Vote

Holders of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at the close of business on March 19, 2012 are entitled to receive notice of and to vote their shares at the Meeting. As of  March 19, 2012, there were 67,146,857 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

How to Vote

You may vote in person at the Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Meeting in person. You may change your vote at the Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If you choose to vote by proxy, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope. If you attend the Meeting, you will be able to vote your shares, even if you have already voted by mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•                  providing written notice to the corporate Secretary of the Company before or at the Meeting;

•                  submitting a new proxy with a later date; or

•                  voting by ballot at the Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Meeting will not, by itself, revoke your proxy.

Quorum

In order to carry on the business of the Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose.

Votes Needed

A majority of the votes cast by the holders of all of the shares of common stock present or represented and voting on such matter is required to approve the amendment to the 2004 Stock Plan. Broker non-votes and abstentions are not considered to be shares voting on this matter and will, therefore, have no effect on the outcome of the vote on the amendment to the 2004 Stock Option Plan. The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the amendment to our Certificate of Incorporation to effect the reverse stock split of our issued and outstanding shares of common stock and the amendment to effect the increase in the number of shares of our authorized common stock. Accordingly, shares which abstain from voting as to such matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter, will have the effect of a vote against the proposal to approve the amendment to our Certificate of Incorporation to effect the reverse split and the amendment to our Certificate of Incorporation to effect the increase in our authorized shares of Common Stock.

Dissenter’s Right of Appraisal

No action will be taken in connection with the proposals described in this Proxy Statement for which Delaware law, our Certificate of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements.  This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household.  We will promptly deliver a separate copy of the document to you if you call or write us at the following address or phone number: 11055 Flintkote Avenue, San Diego, CA 92121, phone: 858-217-5420, Attention: Antonius Schuh, PhD., Chief Executive Officer.  If you want to receive separate copies of our Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Other Matters

Our board of directors knows of no other business which will be presented for consideration at the special meeting other than those matters described above.  However, if any other business should come before the special meeting, it is the intention of the person named in the enclosed proxy card to vote, or otherwise act, in accordance with his best judgment on such matters.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies, which we anticipate will total approximately $5,000. Proxies may be solicited on our behalf by directors, officers or employees of the Company, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, the Company will reimburse them for their reasonable out-of-pocket expenses for this service.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to the 2004 Stock Plan or the approval of the amendments to our Certificate of Incorporation that is not shared by all other stockholders, except that our directors and executive officers are eligible to receive awards under the 2004 Stock Plan, as amended.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The number of outstanding shares of our Common Stock at the close of business on March 19, 2012, the record date for determining our stockholders who are entitled to notice of and to vote on the amendment to our 2004 Stock Plan at the Meeting and the approval of the amendments to our Certificate of Incorporation, is 67,146,857.

Beneficial Ownership of Directors, Officers and 5% Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of March 19, 2012 by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and named executive officers, and (c) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership (1)		Percent of class (2)
Thomas Adams	3,153,234	(3)	4.6
Antonius Schuh	—
Andreas Braun	—		—
Gabriele Cerrone	7,381,759	(4)	10.4
Gary Jacob	1,200,334	(5)	1.8
John Brancaccio	462,747	(6)	*
Stanley Tennant	1,097,913	(7)	1.6
David Robbins	462,500	(8)	1.0
All Directors and Officers as a group (8 persons)	13,758,487	(9)	18.7
5% or greater stockholder
R. Merrill Hunter	8,265,004	(10)	11.7

*                      Less than 1%

(1)                  The address of each person is c/o TrovaGene, Inc., 11055 Flintkote Avenue, Suite B, San Diego, CA 92121 unless otherwise indicated herein.

(2)                  The calculation in this column is based upon 67,146,857 shares of common stock outstanding on March 19, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 19, 2012 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)             Includes (i) 800,000 shares of common stock issuable upon exercise of stock options and (ii) 274,117 shares of common stock issuable upon exercise of warrants.

(4)              Consists of (i) 3,740,356 shares of common stock held by Panetta Partners, Ltd., (ii) 37,500 shares of common stock held by Mr. Cerrone, (iii)  2,581,905 shares of common stock issuable upon exercise of stock options held by Mr. Cerrone, (iv) 984,498 shares of common stock issuable upon exercise of warrants held by Panetta and (v) 37,500 shares of common stock issuable upon exercise of warrants held by Mr. Cerrone.  Mr. Cerrone is the managing partner of Panetta and in such capacity only exercises voting and dispositive control over securities owned by Panetta, despite him having only a small pecuniary interest in such securities.

(5)              Includes (i) 399,334 shares of common stock issuable upon exercise of stock options and (ii) 63,000 shares of common stock issuable upon exercise of warrants.

(6)              Includes (i) 296,747 shares of common stock issuable upon exercise of stock options and (ii) 83,000 shares of common stock issuable upon exercise of warrants.

(7)              Includes 350,000 shares of common stock issuable upon exercise of warrants and 31,667 shares of common stock exercisable upon exercise of stock options.

(8)              Consists of 462,500 shares of common stock issuable upon exercise of stock options.

(9)              Includes 4,572,153 shares of common stock issuable upon exercise of stock options and 1,792,115 shares of common stock issuable upon exercise of warrants.

(10)       Includes 3,600,000 shares of common stock issuable upon exercise of warrants.

EXECUTIVE COMPENSATION.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and the other highest paid executive officer whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2011.

Name & Principal Position	Year	Salary ($)		Option Awards ($) (1)	Total ($)
Dr. Antonius Schuh, CEO (2)	2011	57,291		23,254	80,545

Dr. Andreas Braun Former Acting CEO (3)	2011	105,347			105,347
	2010	199,038	(4)	56,744	255,782

(1)             Amount represents aggregate grant date fair value in accordance with FASB ASC Topic 718.  See Note 7 to the Consolidated Financial Statements.

(2)             Dr. Schuh was issued 3,800,000 non-qualified stock options upon his appointment as CEO in October 2011.

(3)             Dr. Braun resigned from our company effective August 5, 2011.  Dr. Braun was our Vice President and Chief Medical Officer until June 18, 2010 when he was appointed Acting CEO.

(4)             Includes Dr. Braun’s salary as Vice President and Chief Medical Officer for the period January 1, 2010-December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date
Dr. Antonius Schuh	—	2,850,000	(1)	0.50	October 4, 2021
Dr. Andreas Braun	—	750,000	(2)	$0.60	February 26, 2020

(1)  The unexercisable options of 2,850,000 vest as follows:  950,000 each on October 4, 2012, 2013 and 2014.

(2)  The unexercisable options of 750,000 vest as follows: 250,000 each on February 26, 2011, 2012 and 2013.

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2011 for services to our company.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Thomas H. Adams(2)	$27,500	$175,431	$202,931
John P. Brancaccio(3)	$33,500	$—	$33,500
Gary S. Jacob(4)	$23,000	$—	$23,000
Gabriel M. Cerrone(5)	$20,500	$—	$20,500
Stanley Tennant (6)	$24,504	$5,187	$29,691

(1)  Amounts represent the aggregate grant date fair value for fiscal year 2011 of stock options granted in 2011 under ASC Topic 718 as discussed in Item 15. Financial Statements—Note 7 Stock Option Plan .

(2)  As of December 31, 2011, 1,822,500 stock options were outstanding, of which 800,000 were exercisable.

(3)  As of December 31, 2011, 215,747 stock options were outstanding, of which 182,414 were exercisable.

(4)  As of December 31, 20011, 405,000 stock options were outstanding, of which 371,667 were exercisable.

(5)  As of December 31, 2011, 2,593,571 stock options were outstanding, of which 2,560,238 were exercisable.

(6)  As of December 31, 2011, 50,000 stock options were outstanding, of which 16,667 were exercisable.

Employment Agreements

On October 4, 2011, we entered into an executive agreement with Antonius Schuh, Ph.D. in which he agreed to serve as our Chief Executive Officer.  The term of the agreement is effective as of October 4, 2011 and continues until October 4, 2015 and is automatically renewed for successive one year periods at the end to each term.  Dr. Schuh’s compensation is $275,000 per year.  Dr. Schuh is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria.  Upon entering the agreement, Dr. Schuh was granted 3,800,000 non-qualified stock options which have an exercise price of $0.50 per share and vest annually in equal amounts over a period of four years. Dr. Schuh is also eligible to receive a realization bonus upon the occurrence of either of the following events, whichever occurs earlier;

(i)             In the event that during the term of the agreement, for a period of 90 consecutive trading days, the market price of the common stock is $1.25 or more and the volume of the common stock daily trading volume is 125,000 or more, we shall pay or issue Dr. Schuh a bonus in an amount of $3,466,466 in either cash or registered common stock or a combination thereof as mutually agreed by Dr. Schuh and us; or

(ii)            In the event that during the term of the agreement, a change of control occurs where the per share enterprise value of our company equals or exceeds $1.25 per share, we shall pay Dr. Schuh a bonus in an amount determined by multiplying the enterprise value by 4.0%.  In the event in a change of control the per share enterprise value exceeds a minimum of $2.40 per share, $3.80 per share or $5.00 per share, Dr. Schuh shall receive a bonus in an amount determined by multiplying the incremental enterprise value by 2.5%, 2.0% or 1.5%, respectively.

If the executive agreement is terminated by us for cause or as a result of Dr. Schuh’s death or permanent disability or if Dr. Schuh terminates his agreement voluntarily, Dr. Schuh shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Dr. Schuh prior to date of termination.  If the executive agreement is terminated by us without cause Dr. Schuh shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date.  If the executive agreement is terminated as a result of a change of control, Dr. Schuh shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination.

On February 1, 2012, we entered into an executive agreement with Steve Zaniboni in which he agreed to serve as our Chief Financial Officer.  The term of the agreement is effective as of February 1, 2012 and continues until February 1, 2013 and is automatically renewed for successive one year periods at the end to each term.  Mr. Zaniboni’s compensation is $200,000 per year.  Mr. Zaniboni is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria.  Upon entering the agreement, Mr. Zaniboni was granted 1,000,000 non-qualified stock options which have an exercise price of $0.60 per share and vest annually in equal amounts over a period of four years.

If the executive agreement is terminated by us for cause or as a result of Mr. Zaniboni’s death or permanent disability or if Mr. Zaniboni terminates his agreement voluntarily, Mr. Zaniboni shall receive a lump sum equal to (i) any portion of unpaid base compensation then due for periods prior to termination, (ii) any bonus or realization bonus earned but not yet paid through the date of termination and (iii) all expenses reasonably incurred by Mr. Zaniboni prior to date of termination.  If the executive agreement is terminated by us without cause Mr. Zaniboni shall receive a severance payment equal to base compensation for three months if termination occurs ten months after the effective date of the agreement and six months if termination occurs subsequent to ten months from the effective date.  If the executive agreement is terminated as a result of a change of control, Mr. Zaniboni shall receive a severance payment equal to base compensation for twelve months and all unvested stock options shall immediately vest and become fully exercisable for a period of six months following the date of termination.

On December 26, 2005, we entered into a letter agreement with David Robbins, Ph.D. to serve as Vice President of Product Development for a term of three years. Mr. Robbins received a grant of 100,000 incentive stock options with an exercise price of $1.86 per share which vested in equal amounts over a period of three years beginning January 3, 2007. The agreement contained a provision pursuant to which all of the unvested stock options would vest in the event there was a change in control of our company. The above options were fully vested at January 3, 2009.

On October 7, 2011, we entered into an employment agreement with David Robbins, Ph.D. in which he agreed to serve as our Vice President, Research and Development.  The term of the agreement is effective as of October 7, 2011 and continues until October 7, 2012 and is automatically renewed for successive one year periods at the end to each term.  Dr. Robbins’ salary is $195,000 per year.  Dr. Robbins is eligible to receive a cash bonus of up to 25% of his base salary per year at the discretion of the Compensation Committee.  If the employment agreement is terminated by us without cause, Dr. Robbins shall be entitled to a severance payment equal to three months of base salary.

CORPORATE GOVERNANCE

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Dr. Stanley Tennant, chairman of the Compensation Committee, Dr. Gary S. Jacob and John P. Brancaccio. Our board of directors has determined that all of the members are “independent” under the current listing standards of NASDAQ. The board of directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

PROPOSAL ONE—AMENDMENT TO THE 2004 STOCK OPTION PLAN

Our Board of Directors adopted the 2004 Stock Plan in June 2004. The Board of Directors initially authorized the issuance of up to 5,000,000 shares of common stock under the 2004 Stock Plan.  On April 4, 2006, our stockholders approved an increase in the number of shares of our common stock available for issuance under the 2004 Stock Plan to 12,000,000 shares.

We are seeking stockholder approval in order to amend the 2004 Stock Plan to increase the total number of shares of our common stock available for issuance thereunder to 22,000,000 shares.

As of March 19, 2012, there were no shares of common stock available for issuance under the 2004 Stock Plan.

Reasons for the Proposed Amendment

As described above, we are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2004 Stock Plan to 22,000,000 shares from 12,000,000  shares. In determining the amount of the increase contemplated by the proposed amendment to the 2004 Stock Plan, the Board has taken into consideration the fact that, as of March 19, 2012, there were approximately 109,089,051 shares of our Common Stock outstanding on a fully-diluted basis, and the Board believes that this fully-diluted number, rather than the number of outstanding shares of the Company, is the relevant number in determining the appropriate number of shares available under the 2004 Stock Plan. Assuming the approval of this increase, the total number of shares of our Common Stock available for issuance under the 2004 Stock Plan will be 22,000,000, which represents approximately 20.2 percent (20.2%) of our Common Stock as calculated on a fully-diluted basis.

The purpose of this increase is to continue to be able to attract, retain and motivate executive officers and other employees and certain consultants. Upon stockholder approval, additional shares of Common Stock will be reserved for issuance under the 2004 Stock Plan, which will enable us to continue to grant equity awards to our officers, employees and consultants at levels determined by the Board to be necessary to attract, retain and motivate the individuals who will be critical to the Company’s success in achieving its business objectives and thereby creating greater value for all our stockholders. The Company has no current plans to make awards under the 2004 Plan.

Furthermore, we believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. We anticipate that option grants and other forms of equity awards such as restricted stock awards may become an increasing component in similarly motivating our consultants.

Approval of the amendment to the 2004 Stock Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary.

The terms of the 2004 Stock Plan are summarized below, and the full text of the proposed amendment to the 2004 Stock Plan is set forth as Appendix A to this proxy statement. It is intended that the 2004 Stock Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the 2004 Stock Plan

Employees and directors of, and consultants to the Company, and any parent corporation, subsidiary or affiliated entity are eligible to receive awards under the 2004 Stock Plan at the discretion of the Board of Directors or its designated committee. The Board, or a committee designated by the Board, has authority to, among other things:

•                  Determine the persons to whom, and the time or times at which, options shall be granted and the number of shares of common stock to be subject to each option;

•                  Designate options as incentive stock options or nonstatutory stock options ;

•                  Determine the Fair Market Value of shares of stock or other property;

•                  Determine the terms, conditions and restrictions applicable to each option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the option, (ii) the method of payment for shares purchased upon the exercise of the option; (iii) the method  for satisfaction of any tax withholding obligation arising in connection with the option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the option or the vesting of any shares acquired upon the exercise thereof, including the grants of options on an immediately exercisable basis subject to repurchase restrictions in favor of the Company, (v) the time of the expiration of the option, (vi) the effect of the optionee’s termination of service with the Participating Company Group (as defined in the 2004 Stock Plan) on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the option or such shares not inconsistent with the terms of the 2004 Stock Plan;

•                  Approve one or more forms of Option Agreement-Incentive Stock Option and Option Agreement-Nonstatutory Stock Option;

•                  Amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new option in substitution for, any option or to waive any restrictions or conditions applicable to any option or any shares acquired upon the exercise thereof;

•                  Accelerate, continue, extend or defer the exercisability of any option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an optionee’s termination of service with the Participating  Company Group;

•                  Prescribe, amend or rescind rules, guidelines and policies relating to the 2004 Stock Plan, or to adopt supplements to, or alternative versions of, the 2004 Stock Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted options; and

•                  Correct any defect, supply any omission or reconcile any inconsistency in the 2004 Stock Plan or any option agreement and to make all other determinations and take such other actions with respect to the 2004 Stock Plan or any option as the Board may deem advisable to the extent consistent with the 2004 Stock Plan and applicable law.

Employees and Directors of the Company, and consultants to the Company, and any parent corporation, or subsidiary are eligible to receive nonstatutory stock options and other stock-based awards under the 2004 Stock Plan. Only employees of the Company, and any parent corporation or subsidiary, are eligible to receive incentive stock options under the 2004 Stock Plan.

Incentive stock options may not be priced at less than 100% of the fair market value of our Common Stock on the date of grant (110% of fair market value in the case of individuals holding 10% or more of our Common Stock). Except as otherwise determined by the Board, in the case of nonstatutory options, the exercise price may not be less than 100% of the fair market value on the date of grant in accordance with applicable law. The fair market value of our Common Stock on March 19, 2012, was $0.63, based on the last sale price of our Common Stock as reported by the Pink Sheets on that date. The 2004 Stock Plan provides that stock options and similar awards may be issued with exercise periods of up to 10 years (except that no Incentive Stock Option granted to 10% owners of the Company’s common stock shall be exercisable after the expiration of five years after the effective date of grant of such option).

Payment of the exercise price of options under the 2004 Stock Plan may be made in the form of: (1) cash, check or cash equivalent; (2) by tender to the Company, or attestation to ownership, of shares of common stock owned by the optionee having a fair market value not less than the exercise price; (3) the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option; (4) promissory note; (5) such other consideration as may be approved by the Board to the extent applicable by law; (6)  or any combination thereof, as determined by the Board of Directors.

In the event of termination of employment or consulting relationship for any reason other than disability or death, the award recipient may exercise his or her vested options within 30 days of the date of such termination. In the event of termination as a result of disability, the award recipient may exercise his or her vested options within six months following the date of such termination but in any event no later than the date of expiration of the option’s term. In the event of death, the award recipient’s estate may exercise his or her vested options within 6 months following the date of death.

The Board has discretion to grant other stock-based awards, provided, however, that no such awards may be made unless the terms of the 2004 Stock Plan and the awards are in compliance with Section 409A of the Code.

Transfers of awards may not be made other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom the award is granted.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2004 Stock Plan. This summary does not purport to consider all of the possible U.S. federal tax consequences of the awards and is not intended to reflect the particular tax position of any award recipient. This summary is based upon the U.S. federal tax laws and regulations now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. Award recipients are strongly advised to consult their own tax advisors for additional information.

Grant of an Option     The grant of an option is not expected to result in any taxable income for the recipient as of the date of the grant, except that in the event non-statutory options are granted with an exercise price lower than the then-current fair market value of the Common

Stock, the difference between the exercise price and the then-current fair market value may be treated as deferred compensation income recognized as of the date the non-statutory options are granted.

Exercise of Incentive Stock Option     The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that a tax liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction.

Exercise of Nonqualified Stock Option     Generally, subject to Code Section 409A, upon exercising a nonqualified stock option, the award recipient must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price. The income will be treated as compensation income subject to payroll and withholding tax obligations. The Company would be entitled to a compensation deduction in the amount of income recognized by the award recipient.

Disposition of Shares Acquired Through an Option     The tax consequence to a holder of an option upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a nonqualified stock option.

Generally, the disposition of shares which were acquired by exercise of an incentive stock option will be taxable as long-term capital gain or loss if the award recipient disposes of the shares more than two years after the option was granted and at least one year after exercising the option. If the award recipient fails to satisfy the holding period requirements for treatment as an incentive stock option, a disposition will result in any gain being treated as compensation income subject to ordinary tax rates. If the award recipient is still an employee of the Company at the time of the disposition, the amount of gain treated as compensation will also be subject to payroll and withholding taxes.

If an award recipient disposes of shares acquired through the exercise of a nonqualified option, any gain or loss will be treated as a capital gain or loss. To the extent such shares have been held for at least one year after exercise of the nonqualified option, the gain or loss will be treated as long-term capital gain or loss.

Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant by the Board of other stock-based awards may have varying tax consequences to award recipients. Grants made pursuant to the 2004 Stock Plan may be subject to Code Section 409A and plan administration may have to conform to Code Section 409A. Failure to comply with Code Section 409A, if applicable, will result in acceleration of income and imposition of penalties and interest to award recipients.

Application of Section 16 of the Securities Exchange Act of 1934     Special rules may apply in the case of individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, are determined as of the end of such period.

Delivery of Shares to Satisfy Tax Obligation     Under the 2004 Stock Plan, participants may deliver shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to the Company to satisfy federal and state tax obligations unless the Board provides to the contrary in the award agreement.

New Plan Benefits

Set forth below is information on option grants under the 2004 Stock Plan to the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group. Such options have been granted subject to stockholder approval of an increase in the number of shares that can be granted under the 2004 Stock Plan.

NEW PLAN BENEFITS

Name and Position	Number of Options
Dr. Antonius Schuh, CEO	3,800,000
Executive Group	5,800,000

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Meeting or represented by proxy and entitled to vote at the Meeting is required to approve the amendment to the 2004 Stock Plan.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2004 STOCK PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

*    *    *

 PROPOSAL TWO— AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

Our board of directors has adopted resolutions (1) declaring that submitting an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock, as described below, was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock for their approval.

The form of the proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock will be substantially as set forth on Appendix B (subject to any changes required by applicable law).  If approved by our stockholders, the Reverse Stock Split proposal would permit (but not require) our board of directors to effect a reverse stock split of our issued and outstanding common stock at any time prior to April 27, 2013 by a ratio of not less than one-for-two and not more than one-for-six, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its sole discretion.  We believe that enabling our board of directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders.  In determining a ratio, if any, following the receipt of stockholder approval, our board of directors may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our board of directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our board of directors, no less than two and no more than 6 shares of existing common stock, as determined by our board of directors, will be combined into one share of common stock.  Any fractional shares will be rounded up to the next whole number.  The amendment to our Certificate of Incorporation to effect a reverse stock split, if any, will include only the reverse split ratio determined by our board of directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our board of directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our common stock to enhance our ability to meet the initial listing requirements of The NASDAQ Capital Market or NYSE Amex and to make our common stock more attractive to a broader range of institutional and other investors.  The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split.  In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on The NASDAQ Capital Market or NYSE Amex.  The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share.  The NYSE Amex requires an initial listing bid price of $3.00 (or $2.00 depending on the applicable listing standard). Reducing the number of outstanding shares of our common stock should, absent other  factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Certificate of Incorporation, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on April 27, 2013, our board of directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of two and a maximum of six shares of existing common stock will be combined into one new share of common stock.  The table below shows, as of March 19, 2012, the number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-2	33,573,429
1-for-3	22,382,286
1-for-4	16,786,714
1-for-5	13,429,371
1-for-6	11,191,143

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our board of directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our common stock will continue to be listed on the Pink Sheets under the symbol “TROV” subject to any decision of our Board of Directors to list our securities on a stock exchange.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split.  Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the board of directors, subject to our treatment of fractional shares.

Accounting Matters

The proposed amendment to the Company’s Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0001 par value per share.  As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

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PROPOSAL THREE—APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 150,000,000

Background

The Board of Directors of the Company has approved, subject to shareholder approval, an amendment to our Certificate of Incorporation to effect an increase in our authorized shares of Common Stock from 100,000,000 to 150,000,000. The Company currently has authorized 100,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0001 (“Preferred Stock”), of which 67,146,857 shares of Common Stock and 95,600 shares of Series A Convertible Preferred Stock are outstanding as of March 19, 2012.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares.  The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As noted above, as of March 19, 2012, a total of 67,146,857 shares of the Company’s currently authorized 100,000,000 shares of Common Stock are outstanding.  In addition, the Company currently has options outstanding to purchase an aggregate of 17,761,151 shares of common stock, warrants to purchase an aggregate of 23,583,543 shares of common stock outstanding and 95,600 shares of Series A Convertible Preferred Stock convertible into 597,500 shares of common stock.  The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares to holders of the options and warrants upon the exercise of such securities. In addition, the increase in the number of authorized but unissued shares of common stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for other proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, additional shares could be issued by the Company that may dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the Company, than they presently own, and will be diluted as a result of any issuances contemplated by the Company in the future.

The proposed amendment to the Certificate of Incorporation to increase the authorized Common Stock is set forth in Appendix C.

Vote Required

Approval of the proposal for the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have the same effect as a negative vote on this proposal. If there are not sufficient votes to approve this proposal at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Board of Directors. However, no proxy voted against this proposal will be voted in favor of an adjournment or postponement of the meeting to solicit additional votes in favor of this proposal.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file periodic reports, Proxy Statements and other information with the SEC relating to our business, financial statements and other matters.  Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549.  For further information concerning the SEC’s public reference room, you may call the SEC at 1-800-SEC-0330.  Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at http://www.sec.gov.

Requests for documents relating to the Company should be directed to:

TROVAGENE, INC.

11055 Flintkote Avenue

San Diego, CA 92121

(858) 217-5420

Attention: Antonius Schuh, Ph.D.

Our board of directors hopes that shareholders will attend the special meeting.  Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope.  Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated.  Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards.

*    *    *

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas H. Adams
Thomas H. Adams, Ph.D.
Chairman
San Diego, CA
March 20, 2012

Appendix A

TROVAGENE, INC.

AMENDMENT TO 2004 STOCK OPTION PLAN

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Twenty Two Million (22,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee’s exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

Appendix B

Certificate of Amendment

of

Amended and Restated Certificate of Incorporation

of Trovagene, Inc.

The Paragraph “FOURTH” of the Company’s Amended and Restated Certificate of Incorporation currently reads in its entirety as follows:

FOURTH:                                           (a)                                  The total number of shares of capital stock which this Corporation is authorized to issue is one hundred twenty million (120,000,000) shares, of which:

(i)                                         one hundred million (100,000,000) shares shall be designated as Common Stock, and shall have a par value of $.0001 per share;

(ii)                                      twenty million (20,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share; and

(b)                                 The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)                                         the designation of such series;

(ii)                                      the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii)                                   whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)                                  the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)                                     whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi)                                  the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii)                               the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

(viii)                            the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(c)                                  No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

The proposal would amend the Paragraph “FOURTH” of the Company’s Amended and Restated Certificate of Incorporation to add the following language to the end of such Paragraph “FOURTH”, subject to compliance with applicable law:

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, as amended, each [      ]*  shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

* Whole number between two (2) and six (6) as determined by the Board of Directors in its sole discretion.

Appendix C

Certificate of Amendment

of

Amended and Restated

Certificate of Incorporation

of

Trovagene, Inc.

Under Section 242 of the Delaware General Corporation Law

Trovagene, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1.                                       The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Paragraph “FOURTH”, so that, as amended, said Paragraph “FOURTH” shall be and read as follows:

FOURTH:              (a)           The total number of shares of capital stock which this Corporation is authorized to issue is one hundred seventy million (170,000,000) shares, of which:

(i)                                     one hundred fifty million (150,000,000) shares shall be designated as Common Stock, and shall have a par value of $.0001 per share;

(ii)                                  twenty million (20,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.001 per share; and

(b)                                 The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(i)                                     the designation of such series;

(ii)                                  the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii)                               whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv)                              the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)                                 whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi)                              the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

(vii)                           the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and

(viii)                        the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

(c)            No holder of any stock of the Corporation of any class or series now or hereafter authorized, shall, as such holder, be entitled as of right to purchase or subscribe for any shares of stock of the Corporation of any class or any series now or hereafter authorized, or any securities convertible into or exchangeable for any such shares, or any warrants, options, rights or other instruments evidencing rights to subscribe for, or purchase, any such shares, whether such shares, securities, warrants, options, rights or other instruments be unissued or issued and thereafter acquired by the Corporation.

2.             The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this        day of             , 2012

Antonius Schuh
Chief Executive Officer

PROXY

TROVAGENE, INC.

Proxy for the Special Meeting of Stockholders to be held on April 27, 2012

This Proxy is solicited on behalf of the Board of Directors
of Trovagene, Inc.

The undersigned, revoking all prior proxies, hereby appoint(s) Antonius Schuh, Ph.D., with full power of substitution, as proxy to represent and vote, as designated herein, all shares of stock of Trovagene, Inc., a Delaware corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at 11055 Flintkote Avenue, Suite B, San Diego, CA 92121 on April 27, 2012, at 9:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued, and to be signed, on reverse side)

Please date, sign and mail your

proxy card back as soon as possible!

Special Meeting of Stockholders

TROVAGENE, INC.

April 27, 2012

Please detach and mail in the envelope provided.

☒

Please mark votes as in this example.

1.	To amend the Company’s 2004 Stock Option Plan (the “2004 Stock Plan”) to increase the number of shares thereunder to 22,000,000 shares from 12,000,000 shares.	FOR the amendment to the 2004 Stock Plan ☐	WITHHOLD AUTHORITY to vote in favor of the amendment to the 2004 Stock Plan ☐
2.

To consider and approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-six at any time prior to April 27, 2013, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion.

		FOR the amendment to the Amended and Restated Certificate of Incorporation (Reverse Split) ☐	WITHHOLD AUTHORITY to vote in favor of the amendment to the Amended and Restated Certificate of Incorporation (Reverse Split) ☐
3.

To consider and approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to effect an increase in the number of authorized shares of Common Stock of the Company from 100,000,000 to 150,000,000

		FOR the amendment to the Amended and Restated Certificate of Incorporation (Increase in Authorized) ☐	WITHHOLD AUTHORITY to vote in favor of the amendment to the Amended and Restated Certificate of Incorporation (Increase in Authorized) ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Check here if the Securities and Exchange Commission’s “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.  ☐

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:

Signature:	Date:

NOTE:                      Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.